UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________

FORM 8-K
 _________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 15, 2013

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TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2013, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders. A total of 38,256,582 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy.  The matters voted on and the results of the vote were as follows:

(a)           Steven C. Cooper, Thomas E. McChesney, Gates McKibbin, Jeffrey B. Sakaguchi, Joseph P. Sambataro, Jr., Bonnie W. Soodik, William W. Steele and Craig E. Tall were elected directors of the Company to serve until the 2014 Annual Meeting of Shareholders. The results of the vote were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven C. Cooper	35,770,711	736,165	896	1,748,810
Thomas E. McChesney	35,585,538	905,720	16,514	1,748,810
Gates McKibbin	35,748,336	742,922	16,514	1,748,810
Jeffrey B. Sakaguchi	36,078,339	428,312	1,121	1,748,810
Joseph P. Sambataro, Jr.	35,738,586	768,290	896	1,748,810
Bonnie W. Soodik	36,075,164	431,712	896	1,748,810
William W. Steele	35,352,673	1,138,485	16,614	1,748,810
Craig E. Tall	36,467,470	39,332	970	1,748,810

(b)           The shareholder advisory vote to approve executive compensation was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
35,269,065	1,223,978	14,729	1,748,810

(c)           The shareholder vote to approve the amendments to the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,281,723	7,190,047	4,036,002	1,748,810

(d)           The shareholder vote to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2013 was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
38,201,335	54,277	970

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: May 20, 2013	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President,
General Counsel and Secretary